EXHIBIT 99.1


                              NORTH VALLEY BANCORP
                         1999 DIRECTOR STOCK OPTION PLAN


         1.    PURPOSE

         The purpose of this North Valley Bancorp 1999 Director Stock Option Plan (hereinafter the "Plan") is to provide a method whereby the members of the Board of Directors (hereinafter the "Board") of North Valley Bancorp (hereinafter the "Company") may acquire or increase their proprietary interests in the success of the Company, thereby advancing the interests of the Company and its shareholders, while providing an incentive for the recruitment and retention of capable directors in the future.

         2.    ADMINISTRATION

         The following provisions shall govern the administration of the Plan:

         (a) The Plan shall be administered by the Board of Directors of North Valley Bancorp (hereinafter the "Board"), which may delegate some or all of its duties in administering the Plan to a committee of the Board appointed for this purpose composed of two (2) or more members of the Board who qualify as "non-employee directors" as defined in Securities and Exchange Commission Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Hereinafter, the body administering the Plan, whether it be the Board or any committee so appointed, shall be referred to as the "Committee". The Board may, from time to time, remove members from or add members to the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board. The Board may designate a Chairman and Vice-Chairman of the Committee from among the Committee members. Acts of the Committee (i) at a meeting, held at a time and place and in accordance with rules adopted by the Committee, at which a quorum of the Committee is present and acting, or (ii) reduced to and approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

         (b) The Company shall effect the grant of options under the Plan by the execution of stock option agreements in a form or forms approved by the Committee. Subject to the express terms of the Plan, the Committee shall have full power to construe the Plan and the terms of any option granted under the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan or such options, and to make all other determinations necessary or advisable for the Plan's administration; provided, however, that the Committee shall exercise no discretion with respect to the grant of options under the Plan or otherwise alter or amend the terms of any option so that an option or the terms of an option fail to comply with the terms and conditions in Section 5 hereof.

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         3.    ELIGIBILITY

         All members of the Board (including employee-directors) shall be eligible to receive options under this Plan; provided, however, that no option may be granted to a member of the Board who, at the time of such grant, owns Common Stock of the Company possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company or any of its affiliates. All stock options granted pursuant to the Plan shall be nonstatutory stock options. A nonstatutory stock option is an option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         4.    THE SHARES

         Shares offered under the Plan shall be authorized but unissued shares of the Company's Common Stock. The maximum aggregate number of shares of Common Stock which may be optioned and sold under the Plan shall equal ten percent (10%) of the total shares of the Company's no par value Common Stock issued and outstanding from time to time (hereinafter the "Shares"), or the number and kind of shares of stock or other securities which shall be substituted for such Shares or to which such shares shall be adjusted as provided in Section 6 hereof. Upon the expiration or termination for any reason of an outstanding option under the Plan which has not been exercised in full, all unissued Shares thereunder shall again become available for the grant of options under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

         5.    GRANT, TERMS AND CONDITIONS OF OPTIONS

         Options granted pursuant to the Plan shall be subject to the following terms and conditions:

         (a) Grant of Options. The Committee shall, from time to time, at its discretion, (i) select the members of the Board who are to receive grants of options under the Plan, and (ii) determine the number of Shares subject to such grants and any other features and terms and conditions of such grants not expressly provided for in the Plan. All stock options granted pursuant to the Plan shall be nonstatutory stock options. Each grant of an option under the Plan shall be evidenced by a stock option agreement executed by the optionee and the Company. Each option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a stock option agreement. The provisions of the various stock option agreements entered into under this Plan need not be identical.

         (b) Option Prices. The purchase price under each option shall be eighty-five percent (85%) of the fair market value of the Shares subject thereto on the date the option is granted, as such value is determined by the Committee as follows:

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         (i)   If the Company's Common Stock was traded over-the-counter on the date in question and was traded on the NASDAQ National Market System, then the fair market value shall be equal to the last transaction price quoted for such date by the NASDAQ National Market System;

         (ii) If the Company's Common Stock was traded on a stock exchange on the date in question, then the fair market value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

         (iii) If neither of the foregoing provisions is applicable, then the fair market value shall be determined by the Committee in good faith on such basis as it deems appropriate.

In all cases, the determination of fair market value by the Committee shall be conclusive and binding on all persons.

         (c)   Duration and Exercise of Options. Each option shall be for a ten
(10) year term and shall vest twenty percent (20%) immediately upon the date of grant and shall vest an additional twenty percent (20%) on each of the first four (4) anniversary dates thereafter; provided however, that each option that is not fully vested shall become one hundred percent (100%) vested and exercisable in the event of a sale, dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving or resulting corporation, as described in Section 6 hereof. The termination of the Plan shall not alter the maximum duration, the vesting provisions, or any other term or condition of any option granted prior to the termination of the Plan.

         To the extent the right of an optionee to purchase Shares has vested under a stock option agreement, options may be exercised from time to time by delivering payment therefor in cash, certified check, official bank check, or the equivalent thereof acceptable to the Company, together with written notice to the Secretary of the Company, identifying the option or part thereof being exercised and specifying the number of Shares for which payment is being tendered. An optionee may also exercise an option by electing to deliver shares of Company Common Stock that have been held by the optionee for at least six (6) months or have the Company withhold from those Shares that would otherwise be received upon exercise of the option. Such an election is subject to approval or disapproval by the Committee, and the timing of the election must satisfy the requirements of Rule 16b-3. The Company shall deliver to the optionee, which delivery shall be not less than fifteen (15) days and not more than thirty (30) days after the giving of such notice, without transfer or issue tax to the optionee (or other person entitled to exercise the option), at the principal office of the Company, a certificate or certificates for such Shares dated the date the options were validly exercised; provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any requirements of law.

         (d) Termination of Tenure on the Board. Unless the Committee determines otherwise, upon the termination of an optionee's status as a member of the Board, his or her rights to exercise an option then held shall be only as follows:

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         Mandatory Retirement: If an optionee's tenure on the Board is terminated by reason of compliance with any mandatory retirement age requirement of the Board, his or her rights to exercise an option existing on the date of such termination shall not change or otherwise be diminished solely by virtue of such retirement.

         Disability: If an optionee's tenure on the Board is terminated by disability, the rights of such optionee or such optionee's qualified representative (in the event of the optionee's mental disability) to exercise an option existing on the date of such termination shall not change or otherwise be diminished solely by virtue of such disability.

         Death: If an optionee's tenure on the Board is terminated by death, such optionee's estate shall have the right for a period of twelve (12) months following the date of such death to exercise the option without regard to the vesting provisions of Section 5(c) hereof, provided the actual date of exercise is in no event after the expiration of the term of the option. An optionee's "estate" shall mean the optionee's legal representative or any person who acquires the right to exercise an option by reason of the optionee's death.

         Cause: If a member of the Board is determined by the full Board to have committed an act of embezzlement, fraud, dishonesty, breach of fiduciary duty to the Company, or to have deliberately disregarded the rules of the Company which resulted in loss, damage or injury to the Company, or if an optionee makes any unauthorized disclosure of any of the secrets or confidential information of the Company, induces any client or customer of the Company to break any contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relations, or engages in any conduct which constitutes unfair competition with the Company, or if an optionee is removed from any office of the Company by any bank regulatory agency, the optionee shall have the right for a period of thirty (30) days following the date of such termination to exercise the option to the extent the optionee was entitled to exercise such option on the date of the optionee's termination of tenure on the Board, provided the actual date of exercise is in no event after the expiration of the term of the option. In making such determination, the Board shall act fairly and shall give the optionee an opportunity to appear and be heard at a hearing before the full Board and present evidence on the optionee's behalf.

         Other Reasons: If an optionee's tenure on the Board is terminated for any reason other than those mentioned above under "Mandatory Retirement," "Disability," "Death" and "Cause," the optionee may, within three (3) months following such termination, exercise the option to the extent such option was exercisable by the optionee on the date of such termination; provided the date of exercise is in no event after the expiration of the term of the option.

         (e) Use of Proceeds from Stock. Proceeds from the sale of Shares pursuant to the exercise of options granted under the Plan shall constitute general funds of the Company.

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         (f)   Rights as a Shareholder. An optionee shall have no rights as a shareholder with respect to any Shares until the date of issuance of a stock certificate for such Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance, except as provided in Section 6 hereof.

         (g) Withholding. The Company shall have the right to condition the issuance of shares upon exercise of an option upon payment by the optionee of any income taxes required to be withheld under federal, state or local tax laws or regulations in connection with such exercise. To the extent withholding is required, such payment may be made by any method of payment acceptable to the Company, including the withholding of Shares from the total number of Shares issuable upon exercise or the delivery to the Company of shares of Company Common Stock that have been held by the optionee for at least six (6) months. Any election to have Shares withheld or to deliver Shares must satisfy the requirements of Rule 16b-3.

         (h) Other Terms and Conditions. Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee shall deem appropriate. No option, however, nor anything contained in the Plan, shall confer upon any optionee any right to continue to serve on the Board.

         6.    ADJUSTMENT OF, AND CHANGES IN, THE SHARES

         In the event the shares of Common Stock of the Company, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of reorganization, merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise), or if the number of shares of Common Stock of the Company shall be increased through the payment of a stock dividend, the Board shall substitute for or add to each Shares of Common Stock of the Company theretofore appropriated or thereafter subject or which may become subject to an option under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock of the Company shall be so changed, or for which each share shall be exchanged, or to which each such share shall be entitled, as the case may be. In addition, the Board shall make appropriate adjustment in the number and kind of Shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, so that any optionee's proportionate interest in the Company by reason of his or her rights under unexercised portions of such options shall be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price to the unexercised portion of the option and with a corresponding adjustment in the option price per share.

         In the event of a sale, dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving or resulting corporation, the Board shall have the power to cause the termination of every option outstanding hereunder; except that the surviving or resulting corporation may, in its absolute and uncontrolled discretion, assume all outstanding options

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under the Plan; provided, however, that in all events the optionee shall have the right immediately prior to such sale, dissolution, liquidation, or merger or consolidation in which the Company is not the surviving or resulting corporation to notification thereof as soon as practicable and, thereafter, to exercise the option without regard to the annual vesting provisions of Section 5(c) hereof. This right shall be conditioned upon the execution of a final plan of dissolution or liquidation or a definitive agreement of merger or consolidation.

         In the event of an offer by any person or entity to all shareholders of the Company to purchase any or all shares of Common Stock of the Company (or shares of stock or other securities which shall be substituted for such shares or to which such shares shall be adjusted as provided in Section 6 hereof), any optionee under this Plan shall have the right upon the commencement of such offer to exercise the option and purchase shares subject thereto to the extent of any unexercised or unvested portion of such option.

         No right to purchase fractional shares shall result from any adjustment in options pursuant to this Section 6. In case of any such adjustment, the shares subject to the option shall be rounded down to the nearest whole share. Notice of any adjustment shall be given by the Company to each holder of an option which was in fact so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

         To the extent the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

         Except as expressly provided in this Section 6, an optionee shall have no rights by reason of any of the following events: (i) subdivision or consolidation of shares of stock of any class issued by the Company; (ii) payment by the Company of any stock dividend; (iii) any other increase or decrease in the number of shares of stock of any class; (iv) any dissolution, liquidation, merger, consolidation, spin-off or acquisition of assets or stock of another corporation by the Company. Any issue by the Company of shares of stock of any class, or securities convertible into shares of any class, shall not affect the number of price of shares of Common Stock subject to the option, and no adjustment by reason thereof shall be made.

         The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

         7.    LISTING OR QUALIFICATION OF SHARES

         All options granted under the Plan are subject to the requirement that if at any time the Committee shall determine in its discretion that the listing or qualification of the Shares subject thereto on any securities exchange or under any applicable law, or the consent or approval of any governmental

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regulatory body, is necessary or desirable as a condition of or in connection with the issuance of the Shares under the option, the option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained, free of any condition not acceptable to the Committee.

         8.    AMENDMENT AND TERMINATION OF THE PLAN

         The Board shall have complete power and authority to amend, suspend or terminate the Plan at any time and for any reason. An amendment of the Plan shall be subject to the approval of the shareholders of the Company only to the extent required by applicable laws or regulations. No termination, modification or amendment of the Plan may, without the consent of any member of the Board to whom such option was previously granted under the Plan, adversely effect the rights of such member of the Board under such option.

         9.    EFFECTIVENESS AND TERM OF THE PLAN

         The Plan, as set forth herein, shall become effective as of the date the Plan is adopted by the Board (the "Effective Date"). The Plan shall also be submitted to the shareholders of the Company for approval in the manner required by applicable law or regulation. Such shareholder approval shall consist of approval by the affirmative votes of the holders of a majority of the shares of Company Common Stock present, or represented, and entitled to vote at a meeting duly held in accordance with applicable law, or by the written consent of the holders of a majority of the outstanding Company Common Stock entitled to vote. The exercise of any options granted pursuant to the Plan shall be conditioned upon the approval of the Plan by the shareholders of the Company and compliance with any applicable federal and state securities laws. The Plan shall continue in effect for a term of ten (10) years after the Effective Date, unless sooner terminated under Section 8 of the Plan.

         10.   SECURITIES LAW COMPLIANCE AND NOTICE OF SALE

         No Shares shall be purchased upon the exercise of any option unless and until all of the then applicable requirements of any (i) regulatory agencies having jurisdiction and (ii) any exchanges upon which the Common Stock of the Company may be listed shall have been fully complied with. The Company shall diligently endeavor to comply with all applicable securities laws before any options are granted under the Plan and before any Shares are issued pursuant to the exercise of such options.

         11.   INDEMNIFICATION

         To the extent permitted by applicable law in effect from time to time, no member of the Board or the Committee shall be liable for any action or omission of any other member of the Board of Committee nor for any act or omission on the member's own part, excepting only the member's own willful misconduct or gross negligence. The Company shall pay expenses incurred by, and

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satisfy a judgment or fine rendered or levied against, a present or former director or member of the Committee in any action against such person (whether or not the Company is joined as a party defendant) to impose liability or a penalty on such person for an act alleged to have been committed by such person while a director or member of the Committee arising with respect to the Plan or administration thereof or out of membership on the Committee or by the Company, or all or any combination of the preceding; provided, the director or Committee merger was acting in good faith, within what such director or Committee member reasonably believed to have been within the scope of his or her employment or authority and for a purpose which he or she reasonable believed to be in the best interests of the Company or its shareholders. Payments authorized hereunder include amounts paid and expenses incurred in settlement any such action or threatened action. This section does not apply to any action instituted or maintained in the right of the Company by a shareholder or holder of a voting trust certificate representing shares of the Company. The provisions of this section shall apply to the estate, executor, administrator, heirs, legatees or devisees of a director or Committee member, and the term "person" as used in this section shall include the estate, executor, administrator, heirs, legatees or devisees of such person.

         12.   INFORMATION TO OPTIONEES

         The Company shall provide to each optionee during the period for which he or she has one or more outstanding options, copies of all annual reports and all other information which are provided to shareholders of the Company. The Company shall not be required to provide such information to any optionee whose duties in connection with the Company assure his or her access to equivalent information.

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